Exhibit 4.4

THIRD SUPPLEMENTAL INDENTURE, dated December 27, 2012, by Fifth & Pacific Companies, Inc., a Delaware corporation (the “Company”), FNP Holdings, LLC (the “New Subsidiary Guarantor”), the other Guarantors listed on the signature pages hereto and U.S. Bank, National Association, as trustee (herein called the “Trustee”), to the Indenture, as supplemented, dated as of April 7, 2011, among the Company, the Guarantors named therein and the Trustee (the “Indenture”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture, providing for the issuance of 10.50% Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, the Company will cause the New Subsidiary Guarantor to execute and deliver to the Trustee a Guaranty Agreement pursuant to which the New Subsidiary Guarantor will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture; and

WHEREAS, pursuant to Section 9.06 of the Indenture the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Subsidiary Guarantor, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1.  Capitalized Terms.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.  The New Subsidiary Guarantor is a Guarantor for purposes of the Indenture and a Subsidiary Guarantor for purposes of the Indenture as supplemented hereby.

SECTION 2.  Guarantee.  The New Subsidiary Guarantor (A) hereby, jointly and severally with the other Guarantors, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the other Notes Documents or the obligations of the Issuer hereunder or thereunder, that:

(1)           the principal of, premium and Additional Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and

(2)           in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

SECTION 3.  Successors and Assigns.  All agreements of the Company in this Third Supplemental Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Second Supplemental Indenture will bind its successors.  All agreements of each Guarantor in this Third Supplemental Indenture will bind its successors, except as otherwise provided in Section 14.10 of the Indenture.

SECTION 4.  Modification.  No modification, amendment or waiver of any provision of this Third Supplemental Indenture, nor the consent to any departure by the New Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the New Subsidiary Guarantor in any case shall entitle the New Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 5.  Releases.  The Note Guarantee of the New Subsidiary Guarantor, and the Collateral Agent’s Lien on the Collateral of such New Subsidiary Guarantor, will be released as provided in Section 10.05 of the Indenture.

SECTION 6.  Governing Law.  THIS THIRD SUPPLEMENTAL INDENTURE, THE NOTE, AND THE NOTE GUARANTEES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES INSOFAR AS SUCH PRINCIPLES WOULD DEFER TO THE SUBSTANTIVE LAWS OF SOME OTHER JURISDICTION.

SECTION 7.  No Personal Liability of Directors, Officers, Employees and Stockholders.  No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 8.  Multiple Originals.  The parties may sign any number of copies of this Third Supplemental Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

SECTION 9.  Headings.  The headings of the Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be

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considered a part of this Third Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Remainder of this Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

FIFTH & PACIFIC COMPANIES, INC., a Delaware corporation

By:	Authorized Signatory
Name:
	Title	Authorized Person

U.S. BANK, NATIONAL ASSOCIATION,
as Trustee

By:	Authorized Signatory
Name:
	Title	Authorized Person

FNP HOLDINGS, LLC

By:	Authorized Signatory
Name:
	Title	Authorized Person

BOODLE, INC.
HAVANA L.L.C.
JERG, INC.
JUICY COUTURE, INC.
KATE SPADE LLC
L.C. AUGUSTA, INC.
L.C. CARIBBEAN HOLDINGS, INC.
LC LIBRA, LLC
L.C. LICENSING, LLC
L.C. SERVICE COMPANY, INC.
L.C. SPECIAL MARKETS, INC.
LCCI HOLDINGS LLC

(Signature Page to Third Supplemental Indenture)

KATE SPADE PUERTO RICO, INC.
LCI HOLDINGS, INC.
LCI INVESTMENTS, INC.
ADELINGTON DESIGN GROUP, INC.
ADELINGTON DESIGN SALES GROUP, INC.
FIFTH & PACIFIC COMPANIES COSMETICS, INC.
FIFTH & PACIFIC COMPANIES FOREIGN HOLDINGS, INC.
FIFTH & PACIFIC COMPANIES PUERTO RICO, INC.
FIFTH & PACIFIC COMPANIES SALES, INC.
LUCKY BRAND DUNGAREES, INC.
LUCKY BRAND DUNGAREES STORES, INC.
ADELINGTON INTERNATIONAL, INC.
ADELINGTON PUERTO RICO, INC.
NONEE I HOLDING LLC
NONEE I, L.L.C.
SEGRETS, INC.
SKYLARK SPORT MARKETING CORPORATION
WCFL HOLDINGS LLC
WESTCOAST CONTEMPO PROMENADE, INC.
WESTCOAST CONTEMPO RETAIL, INC.
WESTCOAST CONTEMPO (U.S.A.) INC.

By:	Authorized Signatory
Name:
Title:	Authorized Person

(Signature Page to Third Supplemental Indenture)